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                               TMP WORLDWIDE INC.
                             STOCK OPTION AGREEMENT

          AGREEMENT made as of the _________ day of _________________, ____, by and between TMP Worldwide Inc., a Delaware corporation (the "Company") and ___________________________ (the "Optionee").

                               W I T N E S S E T H

          WHEREAS, pursuant to the TMP Worldwide Inc. 1996 Stock Option Plan (the "Plan"), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock, $.01 par value per share, of the Company (the "Common Stock") upon the terms and conditions set forth in this agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. GRANT. The Company hereby grants to the Optionee an option to purchase ____________ shares of Common Stock, at a purchase price per share of $______. This option is intended to be treated as an option which does [not] qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2. RESTRICTIONS ON EXERCISABILITY. Except as specifically provided otherwise herein, the option will become exercisable in accordance with the following schedule based upon the period of the Optionee's continuous employment or service with the Company or [a Subsidiary] [an Affiliate] (as defined below) following ________________ ______, _______:


     Period of Continuous   Incremental Percentage    Cumulative Percentage
     Employment/Service     of Option Exercisable     of Option Exercisable
     ------------------     --------------------      ----------------------
     [Less than 1 year                0%                       0%
     1 year                          25%                      25%
     2 years                         25%                      50%
     3 years                         25%                      75%
     4 or more years                 25%                     100%]

No shares of Common Stock may be purchased hereunder unless the Optionee shall have remained in the continuous employ or service of the Company or [a Subsidiary] [an Affiliate] for at least one year from _______________ _____, _______. If the Optionee performs services for the Company or [a Subsidiary] [an Affiliate] in a capacity other than as a director or employee, then, for purposes hereof, those services will be deemed to be continuous until they are terminated, and they will be deemed to be terminated at the earlier of the time provided therefor in the consulting or other agreement governing the performance of such services or upon completion of the services provided in such agreement or, if there is no such agreement, at the earlier of the time the Company or such [Subsidiary] [Affiliate] notifies the Optionee that it no longer contemplates the utilization of such services or the Optionee's completion or

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termination of such services.  Unless sooner terminated, the option will expire if and to the extent it is not exercised within ten years from the date hereof.

          3. EXERCISE. The option may be exercised in whole or in part in accordance with the above schedule by delivering to the Secretary of the Company
(a) a written notice specifying the number of shares to be purchased, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company are made for the satisfaction of such withholding obligations). The exercise price shall be payable in cash or by bank or certified check. The Company may (in its sole and absolute discretion) permit all or part of the exercise price to be paid with previously-owned shares of Common Stock, or in installments (together with interest) evidenced by the Optionee's secured promissory note.

          4. RIGHTS AS STOCKHOLDER. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made (or, to the extent payable in installments, provided for). The Optionee shall have no rights as a stockholder with respect to any shares covered by the option until a stock certificate for such shares is issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

          5. NONTRANSFERABILITY. The option is not assignable or transferable except upon the Optionee's death to a beneficiary designated by the Optionee or, if no designated beneficiary shall survive the Optionee, pursuant to the Optionee's will and/or the laws of descent and distribution. During the Optionee's lifetime, the option may be exercised only by the Optionee or the Optionee's guardian or legal representative.

          6. TERMINATION OF SERVICE, DISABILITY OR DEATH. [If the Optionee ceases to be employed by or to perform services for the Company and any [Subsidiary] [Affiliate] for any reason other than death or disability (as defined below), then, unless sooner terminated under the terms hereof, the option will terminate on the date three months after the date of the Optionee's termination of employment or service. If the Optionee's employment or service is terminated by reason of the Optionee's death or disability (or if the Optionee's employment or service is terminated by reason of disability and the Optionee dies within one year after such termination of employment or service), then, unless sooner terminated under the terms hereof, the option will terminate on the date one year after the date of such termination of employment or service (or one year after the Optionee's later death). For purposes hereof, the term "disability" means the inability of Optionee to perform the customary duties of Optionee's employment or other service for the Company or [a Subsidiary] [an Affiliate] by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.]

          7. SECURITIES REGISTRATION REQUIRED. Notwithstanding anything herein to the contrary, the option may not be exercised unless and until a registration statement covering the shares of Common Stock issuable upon exercise of the option granted hereunder has been filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Nothing in this agreement shall be deemed to obligate the Company to

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effect any such registration.  In addition, the option shall in no event be exercisable and shares shall not be issued hereunder if, in the opinion of counsel to the Company, such exercise and/or issuance may result in a violation of federal or state securities laws.

          8.   STOCK SPLITS, MERGERS, ETC.

               (a) In case of any split-up or consolidation of shares, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors, whose determination shall be final, to the number of shares which may be purchased under the Plan and the number and option exercise price per share of the Common Stock which may be purchased under any outstanding options, including but not limited to those granted hereunder. In the case of a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, the Company will make a reasonable effort, but shall not be required, to replace any outstanding options with comparable options to purchase the stock of such other corporation and the Company may, in its sole discretion, provide for immediate vesting of any unvested shares, it being understood that immediately prior to any such transaction the Optionee shall nevertheless have the right to exercise the Optionee's then vested options in accordance with the terms of this agreement, with all options (vested or unvested) not being exercised within the time period specified by the Board of Directors being terminated.

               (b) In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

               (c) All adjustments under this Section 8 shall be made by the Board of Directors of the Company, and its determination as to what adjustments shall be made, if any, and the extent thereof, shall be final, binding and conclusive.

          9. NONSOLICITATION; CONFIDENTIALITY. As a material inducement to the Company to grant the option contemplated by this agreement and to enter into this agreement, the Optionee hereby expressly agrees as follows:

          (a) During the course of the Optionee's relationship with one or more of the Company, its Subsidiaries or Affiliates, the Optionee has had and will have access to trade secret, proprietary and confidential information relating to the Company, its Subsidiaries and Affiliates and their respective clients, including but not limited to marketing data, financial information, client lists (including without limitation Rolodex type or computer based compilations maintained by the Company, its Subsidiaries or Affiliates or the Optionee), and details of programs and methods, pricing policies, strategies, profit margins and software, in each case of the Company, its Subsidiaries, Affiliates and/or their respective clients. The

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Optionee agrees to keep secret and retain in strictest confidence all of such trade secret, proprietary and confidential information, and will not disclose, disseminate or use such information to the Optionee's own advantage or for the advantage of any other person or entity. In the event disclosure of any such trade secret, proprietary and confidential information is required or purportedly required by law, the Optionee will provide the Company with prompt notice of any such requirement so that the Company may seek an appropriate protective order.

          (b) Through the date which is one year after the last day of the Optionee's employment or service for the Company or any of its Subsidiaries or Affiliates (the "Termination Date"), except prior to the Termination Date on behalf of the Company, its Subsidiaries and Affiliates in accordance with the terms of the Optionee's employment or other relationship, the Optionee will not, directly or indirectly, solicit or perform Business (as defined below) related services for, or interfere with or endeavor to entice away from the Company or any of its Subsidiaries or Affiliates, any client to whom the Company or any of its Subsidiaries or Affiliates provided services at any time during the 12 months preceding the Termination Date, or any prospective client to whom the Company or any of its Subsidiaries or Affiliates had made a formal presentation at any time during the 12 months preceding the Termination Date, and the Optionee will not, directly or indirectly, hire, attempt to hire, solicit for employment or encourage the departure of any employee of the Company or any of its Subsidiaries or Affiliates or any individual who was employed by the Company or any of its Subsidiaries or Affiliates at any time during the 12 months preceding the Termination Date. As used herein, the term "Business" means the yellow pages advertising business, the recruitment advertising business, the Internet advertising business and any other business in which the Company or any of its Subsidiaries or Affiliates becomes engaged at any time prior to the Termination Date.

          (c) The Optionee acknowledges that in the event the Optionee violates any provisions of this Section 9 in addition to its other rights and remedies, the Company shall be entitled to injunctive relief without the necessity of proving actual damages. The Optionee acknowledges that if any provision of this
Section 9 is held to be unenforceable, the court making such holding shall have the power to modify such provision and in its modified form such provision shall be enforced.

          (d)  The Optionee acknowledges and agrees that the provisions of this
Section 9 are IN ADDITION TO, and not in lieu of, any nonsolicitation, confidentiality and/or noncompetition obligations which the Optionee may have, whether by agreement, fiduciary obligation or otherwise and that the grant and exercisability of options contemplated by this agreement are expressly made contingent on the Optionee's compliance with the provisions of this Section 9.

          10. CERTAIN DEFINITIONS. As used in this agreement, the term "Subsidiary" means a subsidiary of the Company within the meaning of Section 424(f) of the Code. As used in this agreement, the term "Affiliate" means an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended.

          11. NO EMPLOYMENT OR SERVICE RIGHTS. Nothing in this agreement shall give the Optionee any right to continue in the employ or service of the Company or [a Subsidiary] [an Affiliate], or interfere in any way with the right of the Company or [a Subsidiary] [an Affiliate] to terminate the employment or service of the Optionee.

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          12.  PROVISIONS OF PLAN.  The provisions of the Plan shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Optionee acknowledges receipt of a copy of the Plan prior to the execution of this agreement.

          13. ADMINISTRATION. The committee appointed by the Board of Directors of the Company to administer the Plan will have full power and authority to interpret and apply the provisions of this agreement and act on behalf of the Company and the Board of Directors in connection with this agreement, and the decision of the committee as to any matter arising under this agreement shall be binding and conclusive as to all persons.

          14.  MISCELLANEOUS.

               (a) This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               (b) This agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Except as expressly provided in Section 9, this agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter and may not be modified except by written instrument executed by the parties.

          [In accordance with the Plan, a number of provisions of this agreement, including but not limited to the vesting schedule and other bracketed items throughout this agreement, are subject to revision or change at the discretion of the Board of Directors.]

          IN WITNESS WHEREOF, this agreement has been executed as of the date first above written.

                                              TMP WORLDWIDE INC.


                                              By:
                                                 -------------------------------


                                               ---------------------------------
                                               Optionee




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